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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of USA Waste Services, Inc. on Form S-3 (File Nos. 33-42988, 33-43809, 33-76226, 33-85018, 333-00097, 333-08573, 333-17421, 333-17453, and 333-21035), on Form
S-4 (File Nos. 33-77110, 33-59259, 33-60103, 33-63981, 333-02181, 333-08161,
and 333-14109), and on Form S-8 (File Nos. 33-43619, 33-72436, 33-84988,
33-84990, 33-59807, 33-61621, 33-61625, 33-61627, 333-14115, and 333-14613), of
our report dated October 16, 1996 (except for Notes 1 and 8 which are as at January 15, 1997), on our audit of the financial statements of Laidlaw Solid Waste Management Group - Canadian Operations as at August 31, 1996 and for the year then ended, which is included in this Current Report on Form 8-K/A.

                                               COOPERS & LYBRAND
                                               Chartered Accountants



Hamilton, Canada
July 22, 1997